        Attached hereto is an English translation of the original Spanish version of the assignment of Lease and Purchase Option contract among Banco Industrial S.A., Mineria Tecnica Consultores Asociados and ASC Bolivia. The Company employed translators to translate the above referenced agreement and based on this the undersigned believes that the attached is a fair and accurate English translation of the above referenced agreement.


                                     /s/ Keith R. Hulley
                                     ---------------------------
                                     Keith R. Hulley
                                     Director
                                     Apex Silver Mines Limited

                                     Date: August 28, 1997

                                                                   Exhibit 10.16


                                PRIVATE DOCUMENT


Witness by the present private document, able to be raised to public instrument at the request of whichever of the contracting parties, the following agreement, signed to the tenor of the following clauses:

First.  (of the parties).

     There are parties to the present document: the Banco Industrial S.A., henceforth called simply Bank, for one part, and for the other ASC Bolivia LDC and Mineria Tecnica Consultores Asociados-MINTEC S.A., henceforth called simply MINTEC.

Second.  (antecedents).

1. The Bank is a creditor of the Empresa Minera Yana Mallcu S.A. (EMYAMSA), for the sum of US$911,388.31 (nine hundred eleven thousand three hundred eighty-eight and 31/100 american dollars), which is witnessed by Public Deed No. 59, extended before the Special Notary of Mines and Petroleum of La Paz dated March 18, 1992, a sum which may be paid with 5% (five percent) of the gross production of the Toldos Mining Group.

2. MINTEC has signed with Empresa Minera Yana Mallcau S.A. (EMYAMSA), an option contract to purchase Toldos Mining Group, for the period of two years, via Public Deed No. 25 given before the Notary of Mines and Petroleum of La Paz on February 23, 1996. The mentioned purchase option will be subrogated by MINTEC in favor of ASC Bolivia LDC.

Third.  (object).

     By the present contract, the parties, since it is convenient to their interests, commit themselves to the following obligations:

     ASC Bolivia LDC commits itself to:

     I. Realize on Toldos Mining Group an investment of risk [sic] in exploration, determination of positive reserves and metallurgical studies to design the definitive feasibility project in a period of two years counted from February 23, 1996, date of the signing of the purchase option contract, informing BISA periodically on the advance of the works.

     II. Deliver to the Bank 5% (five percent) of the gross production or its equivalent in US dollars, until paying the amount of US$911,388.31 owed by the Empresa Minera Yana Mallcu S.A. (EMYAMSA), should ASC Bolivia LDC exercise its right of option to purchase the Toldos Mining Group. These payments will begin in the first year of business production of the indicated Mining Group.

     III. Deliver to the Bank, 5% (five percent) of the gross production, if during the period of two years of the option ASC Bolivia LDC were to have any production which was not destined for metallurgical sampling and analysis.

     IV. Permit that the Bank make periodic supervisions, having to allow free access to personnel of the Bank.

ASC Bolivia LDC reserves the right to drop the option contract to purchase the Toldos Mining Group within the two years of life of same, in which case the present contract will remain with no effect whatsoever.

The Bank, for its part, commits itself to:

     I. Give its consent for ASC Bolivia LDC to exercise its right to purchase the Toldos Mining Group, the Bank maintaining in its favor the guarantees it has at present, until the entirety of its credit of US$911,388.31 has been paid.

     II. Defend the rights contained in Contract No. 59 of March 18, 1992, against any intervention of third parties whatever, to the end of maintaining and conserving during the aforementioned option period, its quality of mortgage creditor, with the first mortgage on Toldos Mining Group.

Fourth.  (Life of Contract).

     It is expressly established that the present contract does not enervate nor diminish in virtue the terms of the contract signed by public deed no. 59 of March 18, 1992 extended before the Special Notary of Mines and Petroleum, which remains in full force until the debtor, Empresa Minera Yana Mallcu S.A., has paid the entirety of the sum owed.

Fifth.  (Acceptance).

     Empresa Minera Yana Mallcu S.A., represented by Mr. Jaime Quiroga Matos, expresses its agreement and acceptance with the foregoing clauses, signing this document.

Sixth.  (Agreement).

     We, Banco Industrial S.A., represented by Messrs. Jose Luis Aranguren A. and Jorge Velasco T., National Business Manager and La Paz Business Manager, and ASC Bolivia LDC and MINTEC, represented by Ing. Johnny Delgado A., manifest their agreement with the foregoing clauses and oblige themselves to its faithful and strict fulfillment.

          BANCO INDUSTRIAL S.A.


               -------------------
          By:  Jorge Velasco T.
               La Paz Business Manager


               --------------------------
          By:  Jose Luis Aranguren
               National Business Manager


Signed by:  EMPRESA MINERA YANA MALLOV S.A.

               --------------------
               Jaime Quiroga M.


Signed by:  ASC BOLIVIA L.D.C. Y MINTEC

               ---------------------
               Johnny Delgado A.

                                       3